As filed with the Securities and Exchange Commission on March 12, 2002
                                                      Registration No. 333-96069
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)

                                ----------------

                     Internet Infrastructure HOLDRSSM Trust

                      [Issuer with respect to the receipts]

               Delaware                                  6211                                13-5674085
     (State or other jurisdiction            (Primary Standard Industrial                 (I.R.S. Employer
   of incorporation or organization)          Classification Code Number)              Identification Number)

                                ----------------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                                   Copies to:

                  Andrea L. Dulberg, Esq.                                    Andrew B. Janszky, Esq.
                    Corporate Secretary                                        Shearman & Sterling
           Merrill Lynch, Pierce, Fenner & Smith                               599 Lexington Avenue
                       Incorporated                                          New York, New York 10022
                     250 Vesey Street                                             (212) 848-4000
                 New York, New York 10281
                      (212) 449-1000
     (Name, address, including zip code, and telephone
    number, including area code, of agent for service)

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]
================================================================================

PROSPECTUS

                    [LOGO OF INTERNET INFRASTRUCTURE HOLDRS]

                        1,000,000,000 Depositary Receipts
                     Internet Infrastructure HOLDRSSM Trust

         The Internet Infrastructure HOLDRSSM Trust issues Depositary Receipts called Internet Infrastructure HOLDRSSM representing your undivided beneficial ownership in the common stock of a group of specified companies that, among other things, provide software and related services, which allow Internet companies to better manage their Web sites and improve online communications. The Bank of New York is the trustee. You only may acquire, hold or transfer Internet Infrastructure HOLDRS in a round-lot amount of 100 Internet Infrastructure HOLDRS or round-lot multiples. Internet Infrastructure HOLDRS are separate from the underlying deposited common stocks that are represented by the Internet Infrastructure HOLDRS. For a list of the names and the number of shares of the companies that make up an Internet Infrastructure HOLDR, see "Highlights of Internet Infrastructure HOLDRS--The Internet Infrastructure HOLDRS" starting on page 12. The Internet Infrastructure HOLDRS trust will issue Internet Infrastructure HOLDRS on a continuous basis.

         Investing in Internet Infrastructure HOLDRS involves significant risks. See "Risk Factors" starting on page 5.

         Internet Infrastructure HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Internet Infrastructure HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

         The Internet Infrastructure HOLDRS are listed on the American Stock Exchange under the symbol "IIH." On March 6, 2002, the last reported sale price of the Internet Infrastructure HOLDRS on the American Stock Exchange was $5.25.

                                ----------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ----------------

                The date of this prospectus is March 12, 2002.

         "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Summary........................................................................4
Risk Factors...................................................................5
Highlights of Internet Infrastructure HOLDRS..................................12
The Trust.....................................................................20
Description of Internet Infrastructure HOLDRS.................................20
Description of the Underlying Securities......................................21
Description of the Depositary Trust Agreement.................................23
United States Federal Income Tax Consequences.................................27
Erisa Considerations..........................................................30
Plan of Distribution..........................................................30
Legal Matters.................................................................31
Where You Can Find More Information...........................................31



                                ----------------

         This prospectus contains information you should consider when making your investment decision. With respect to information about Internet Infrastructure HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Internet Infrastructure HOLDRS in any jurisdiction where the offer or sale is not permitted.

         The Internet Infrastructure HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Internet Infrastructure HOLDRS or of the underlying securities through an investment in the Internet Infrastructure HOLDRS.

                                     SUMMARY

         The Internet Infrastructure HOLDRS trust was formed under the depositary trust agreement, dated as of February 18, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Internet Infrastructure HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

         The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various aspects of the Internet infrastructure segment of the Internet industry. The Internet infrastructure segment of the Internet industry consists of companies that, among other things, provide software and related services, which allow Internet companies to better manage their Web sites and improve online communications. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Internet Infrastructure HOLDRS is specified under "Highlights of Internet Infrastructure HOLDRS--The Internet Infrastructure HOLDRS." This group of common stocks, and the securities of any company that may be added to the Internet Infrastructure HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 15 companies included in the Internet Infrastructure HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Internet Infrastructure HOLDRS are separate from the underlying common stocks that are represented by the Internet Infrastructure HOLDRS. On March 6,
2002, there were 6,548,200 Internet Infrastructure HOLDRS outstanding.

                                  RISK FACTORS

         An investment in Internet Infrastructure HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Internet Infrastructure HOLDRS, including the risks associated with a concentrated investment in Internet infrastructure companies.

General Risk Factors

         o Loss of investment. Because the value of Internet Infrastructure HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Internet Infrastructure HOLDRS if the underlying securities decline in value.

         o Discount trading price. Internet Infrastructure HOLDRS may trade at a discount to the aggregate value of the underlying securities.

         o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Internet Infrastructure HOLDRS or other corporate events, such as mergers, an Internet Infrastructure HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Internet Infrastructure HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

         o Not necessarily representative of the Internet infrastructure segment of the Internet industry. At the time of the initial offering, the companies included in the Internet Infrastructure HOLDRS were generally considered to be involved in various aspects of the Internet infrastructure segment of the Internet industry, however, the underlying securities and the Internet Infrastructure HOLDRS may not necessarily follow the price movements of the entire Internet infrastructure segment. If the underlying securities decline in value, your investment in the Internet Infrastructure HOLDRS will decline in value, even if common stock prices of companies in the Internet infrastructure segment of the Internet industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Internet Infrastructure HOLDRS may not be involved in the Internet infrastructure segment of the Internet industry. In this case, the Internet Infrastructure HOLDRS may not consist of securities issued only by companies involved in the Internet infrastructure segment of the Internet industry.

         o Not necessarily comprised of solely Internet infrastructure companies. As a result of distributions of securities by companies included in the Internet Infrastructure HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Internet Infrastructure HOLDRS and that are not involved in the Internet infrastructure segment of the Internet industry may be included in the Internet Infrastructure HOLDRS. Pursuant to an amendment to the depositary trust agreement, the securities of a new company will only be distributed from the Internet Infrastructure HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Internet Infrastructure HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As there are only 11, broadly defined sector classifications, the use of Standard & Poor's sector classifications to determine whether a new company will be included in the Internet Infrastructure HOLDRS provides no assurance that each new company included in the Internet Infrastructure HOLDRS will be involved in the Internet infrastructure segment of the Internet industry. Currently, the underlying securities included in the Internet Infrastructure

                  HOLDRS are represented in the Technology sector. Since each sector classification is defined so broadly, the securities of a new company could have the same sector classification as a company currently included in the Internet Infrastructure HOLDRS yet not be involved in the Internet infrastructure segment of the Internet industry. In addition, the sector classifications of securities included in the Internet Infrastructure HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both. Therefore, additional sector classifications may be represented in the Internet Infrastructure HOLDRS which may also result in the inclusion in the Internet Infrastructure HOLDRS, of the securities of a new company that is not involved in the Internet infrastructure segment of the Internet industry.

         o No investigation of underlying securities. The underlying securities initially included in the Internet Infrastructure HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the Internet infrastructure segment of the Internet industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Internet Infrastructure HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

         o Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Internet Infrastructure HOLDRS may not necessarily be a diversified investment in the Internet infrastructure segment of the Internet industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Internet Infrastructure HOLDRS, may also reduce diversification. Internet Infrastructure HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

         o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Internet Infrastructure HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Internet Infrastructure HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Internet Infrastructure HOLDRS will involve payment of a cancellation fee to the trustee.

         o Trading halts. Trading in Internet Infrastructure HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Internet Infrastructure HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Internet Infrastructure HOLDRS, you will not be able to trade Internet Infrastructure HOLDRS and you will only be able to trade the underlying securities if you cancel your Internet Infrastructure HOLDRS and receive each of the underlying securities.

         o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Internet Infrastructure HOLDRS. If the Internet Infrastructure HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Internet Infrastructure HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Internet Infrastructure

                  HOLDRS are delisted. There are currently 15 companies whose securities are included in the Internet Infrastructure HOLDRS.

         o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Internet Infrastructure HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, may engage in investment banking or may provide other services for issuers of the underlying securities.

         o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distribution paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Internet Infrastructure HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to the Internet Infrastructure Segment of the Internet Industry

         o The stock prices of companies involved in the Internet infrastructure segment of the Internet industry have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Internet Infrastructure HOLDRS, and you could lose a substantial part of your investment. The trading prices of the stocks of Internet infrastructure companies have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

                  o        general market fluctuations;

                  o actual or anticipated variations in companies' quarterly operating results;

                  o announcements of technological innovations by competitors of the companies included in the Internet Infrastructure HOLDRS;

                  o changes in financial estimates by securities analysts;

                  o conditions or trends in the Internet and online commerce industries;

                  o        conditions or trends in online securities trading;

                  o changes in the market valuations of Internet infrastructure companies;

                  o        developments in Internet regulations;

                  o legal or regulatory developments affecting companies included in the Internet Infrastructure HOLDRS or in the Internet infrastructure segment of the Internet industry;

                  o announcements by Internet infrastructure companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

                  o        unscheduled system downtime;

                  o        additions or departures of key personnel;

                  o sales of Internet infrastructure companies' common stock or other securities in the open market; and

                  o        difficulty in obtaining additional financing.

                  In addition, the trading prices of Internet infrastructure stocks in general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many Internet infrastructure stocks are high when measured by conventional valuation standards such as price to earrings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these tracing prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of Internet infrastructure companies, generally, could depress the stock prices of an Internet infrastructure company regardless of Internet infrastructure companies' results. The sharp decline in the market price of many Internet-related companies since early 2000 is an example of this effect. Other broad market and industry factors may decrease the stock price of Internet infrastructure stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of Internet infrastructure stocks.

                  As a result of fluctuations in the trading prices of the companies included in the Internet Infrastructure HOLDRS, the trading price of an Internet Infrastructure HOLDR has fluctuated significantly. The initial offering price of an Internet Infrastructure HOLDR, on February 24, 2000, was $96.67 and during 2001 the price of an Internet Infrastructure HOLDR reached a high of $22.49 and a low of $4.27.

         o Internet infrastructure companies must keep pace with rapid technological change to remain competitive. The Internet market is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements and changing customer demands. These market characteristics are heightened by the emerging nature of the Internet and the apparent need of companies from a multitude of industries to offer Web-based products and services. Internet companies' success therefore will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their service. Failure to adapt to such changes would harm their business. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt their services or infrastructure.

         o New laws and regulations with respect to the Internet could impede its commercial development and adversely affect the business of many Internet infrastructure companies. Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online interaction and commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may impede the growth of the Internet or other online services which could have a material adverse effect on the business, results of operations and financial condition of Internet infrastructure companies.

         o If Internet use fails to grow and be accepted as a medium for online commerce and communication, demand for the products and services of Internet infrastructure companies will decline. Future revenues and any future profits of Internet infrastructure companies depend substantially upon the widespread acceptance and use of the Internet and other online services as an effective medium of communication and commerce by consumers. Rapid growth in the use of and interest in the Web, the Internet and other online services is a recent phenomenon. There is no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt, and continue to use, the Internet and other online services as a medium of communication and commerce. Recently, many of the companies whose common stocks are included in Internet Infrastructure HOLDRS have been adversely affected by the general economic slowdown and an abrupt decline in demand for Internet products and services. This has had a significant negative impact on the market price of Internet Infrastructure HOLDRS. A continuation of the current economic downturn may cause consumers to turn away from or fail to accept the Internet, which may continue to depress the market price of Internet Infrastructure HOLDRS. In addition, recent developments, namely the September 11, 2001 terrorist attacks in the United States and related military actions, as well as future events or effects occurring in response or in connection to those developments, may slow the acceptance of the Internet as a way of conducting business and exchanging goods and services. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and few proven services and products exist. Internet companies rely on consumers who have previously used traditional means of commerce to exchange information and to purchase goods and services. For the businesses of Internet infrastructure companies to grow, consumers must accept and use new ways of conducting business and exchanging information on the Internet.

         o If Internet infrastructure companies fail to increase market awareness of their brands they will lose revenue opportunities and their sales will suffer. Failure of many Internet infrastructure companies to promote their respective brand names or the incurrence of significant expenses promoting and maintaining brand names could have a material adverse effect on the business, results of operations and financial condition of many Internet infrastructure companies. Due in part to the emerging nature of the market for Internet management solutions offered by Internet infrastructure companies, there may be a time-limited opportunity to achieve and maintain a significant market share. Therefore, market awareness of the brand names of many of these companies is critical to achieving widespread acceptance of their products and services. There can be no assurance that Internet infrastructure companies will be successful in increasing market awareness of their brands.

         o The ability of many Internet infrastructure companies to offer their products and services depends on their ability to manage rapid growth, which if inefficiently managed, could adversely affect their revenues. Many Internet infrastructure companies are, or plan to, rapidly expand their operations. Success of the marketing strategies of many of these companies will place extraordinary demands on their network infrastructure and technical support. This expansion has placed and will continue to place a significant strain on the management, financial controls, operations systems, personnel and other resources of many Internet infrastructure companies. There can be no assurance that these companies will complete the necessary improvements to their systems, procedures and controls necessary to support their future operations in a timely manner or that management will be able to hire, train, retain and manage required personnel to manage such rapid growth.

         o Inability to adequately protect proprietary rights may harm the competitive positions of many Internet infrastructure companies. Many Internet infrastructure companies rely on a combination of copyrights, trademarks, service marks and trade secret laws and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, Internet infrastructure companies may be subject to claims that their products and services infringe the intellectual property rights of others. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require Internet infrastructure companies to enter into royalty or licensing agreements. Legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in Internet-related industries are uncertain and still evolving, and the future viability or value of any of the intellectual property rights of Internet infrastructure companies is uncertain.


 o Many Internet infrastructure companies are developing strategies to generate additional revenues for their products and services outside the United Sates and if these strategies fail it could result in slower revenue growth and losses. Many Internet infrastructure companies believe that they must expand their international sales activities to be successful as usage of the Internet increases globally. The expansion to international markets will require significant management attention and financial resources to develop and expand international sales and marketing activities. However, many Internet infrastructure companies cannot be certain that investments in establishing facilities in other companies will produce anticipated revenues as they have limited experience developing localized versions of their products and services and marketing products and services internationally.

         o Many companies included in the Internet Infrastructure HOLDRS have a limited operating history which makes financial forecasting difficult. Many companies included in the Internet Infrastructure HOLDRS are not able to forecast operating expenses based on their historical results. Accordingly, they base their forecast for expenses in part on future revenue projections. Most expenses are fixed in the short term and it may not be possible to quickly reduce spending if revenues are lower than projected. An Internet infrastructure company's ability to forecast accurately its quarterly revenue is limited because its software products have a long sales cycle that makes it difficult to predict the quarter in which it can recognize revenue, and because of the variability of client demand for its professional services. The business, operating results and financial condition of Internet infrastructure companies may be materially adversely affected if their revenues do not meet their projections.

         o System failures, interruptions or shutdowns may cause loss of customers. The success of many Internet infrastructure companies depends upon the efficient and uninterrupted operation of their computer and communications systems and the Internet. The recent and rapid growth in Internet traffic has caused frequent periods of decreased performance and if Internet usage continues to grow as anticipated, the infrastructure may not be able to support the level of usage and its performance and reliability may decline. If outages or delays on the Internet increase, overall Internet usage could grow more slowly or decline. Due to capacity limits on technology, transaction processing systems and network hardware and software, some Internet infrastructure companies will be required to expand and upgrade their systems and technology. It may be difficult for these companies to project the increased usage and upgrade systems in a timely manner. Any prolonged failure, interruption, or period of decreased performance could seriously damage the reputation of these Internet infrastructure companies, result in a loss of customers and negatively affect results of operations.

         o Many Internet infrastructure companies are dependent on their ability to continue to retain and attract highly skilled technical and managerial personnel to develop and operate their businesses. The success of many Internet infrastructure companies is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these key officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these Internet infrastructure companies will be able to continue to attract and retain qualified personnel.


         o Many Internet infrastructure companies have a history of incurring losses which may make it difficult for these companies to fund their future operations. Many Internet infrastructure companies have incurred significant losses since their inception and they may continue to incur losses for the foreseeable future. Many of these Internet infrastructure companies will also continue to incur losses as additional costs are incurred to develop new technology, products and services, expand marketing and sales operations in existing and new markets and develop administrative facilities. If Internet infrastructure companies do not achieve and sustain profitability, their ability to respond effectively to market conditions, to make capital expenditures and to take advantage of business opportunities could be adversely affected.

         o Companies whose securities are included in the Internet Infrastructure HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Internet Infrastructure HOLDRS. Companies whose securities are included in Internet Infrastructure HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Internet Infrastructure HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services or terminate operations completely. Any of these actions may reduce the market price of stocks in the Internet infrastructure segment of the internet industry.

                  HIGHLIGHTS OF INTERNET INFRASTRUCTURE HOLDRS

         This discussion highlights information regarding Internet Infrastructure HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Internet Infrastructure HOLDRS.

Issuer...........................       Internet Infrastructure HOLDRS Trust.

The trust........................       The Internet Infrastructure HOLDRS Trust
                                        was formed under the depositary trust
                                        agreement, dated as of February 18, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith
                                        Incorporated, other depositors and the
                                        owners of the Internet Infrastructure
                                        HOLDRS and was amended on November 22,
                                        2000. The trust is not a registered
                                        investment company under the Investment
                                        Company Act of 1940.

Initial depositor................       Merrill Lynch, Pierce, Fenner & Smith
                                        Incorporated.

Trustee..........................       The Bank of New York, a New York state
                                        chartered banking organization, is the
                                        trustee and receives compensation as set forth in the depositary trust agreement.
                                        The trustee is responsible for receiving deposits of underlying securities and delivering Internet Infrastructure
                                        HOLDRS representing the underlying
                                        securities issued by the trust. The
                                        trustee holds the underlying securities
                                        on behalf of the holders of Internet
                                        Infrastructure HOLDRS.

Purpose of Internet
Infrastructure HOLDRS............       Internet Infrastructure HOLDRS are
                                        designed to achieve the following:

                                        Diversification. Internet Infrastructure
                                        HOLDRS are designed to allow you to
                                        diversify your investment in the
                                        Internet infrastructure segment of the
                                        Internet industry through a single,
                                        exchange-listed instrument representing
                                        your undivided beneficial ownership of
                                        the underlying securities.

                                        Flexibility. The beneficial owners of
                                        Internet Infrastructure HOLDRS have
                                        undivided beneficial ownership interests in each of the underlying securities represented by the Internet
                                        Infrastructure HOLDRS, and can cancel
                                        their Internet Infrastructure HOLDRS to
                                        receive each of the underlying
                                        securities represented by the Internet
                                        Infrastructure HOLDRS.

                                        Transaction costs. The expenses
                                        associated with buying and selling
                                        Internet Infrastructure HOLDRS in the
                                        secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.


Trust assets.....................       The trust holds shares of common stock
                                        issued by specified companies that, when initially selected, were involved in the Internet infrastructure segment of the
                                        Internet industry. Except when a
                                        reconstitution event, distribution of
                                        securities by an underlying issuer or
                                        other event occurs, the group of
                                        companies will not change.
                                        Reconstitution events are described in
                                        this prospectus under the heading
                                        "Description of the Depositary Trust
                                        Agreement--Distributions" and
                                        "--Reconstitution events." There are
                                        currently 15 companies included in the
                                        Internet Infrastructure HOLDRS.

                                        The trust's assets may increase or
                                        decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Internet Infrastructure
HOLDRS...........................       The trust has issued, and may continue
                                        to issue, Internet Infrastructure HOLDRS that represent an undivided beneficial ownership interest in the shares of U.S.-traded common stock that are held by the trust on your behalf. The
                                        Internet Infrastructure HOLDRS
                                        themselves are separate from the
                                        underlying securities that are
                                        represented by the Internet
                                        Infrastructure HOLDRS.

                                        The following chart provides:

                                        o   the names of the 15 issuers of the
                                            underlying securities currently
                                            represented by an Internet
                                            Infrastructure HOLDRS,

                                        o   the stock ticker symbols,

                                        o   the share amounts currently
                                            represented by a round-lot of 100
                                            Internet Infrastructure HOLDRS, and

                                        o   the principal U.S. market on which
                                            the common stock of the selected
                                            companies are traded.


                                                                                           Share     Primary
                                        Name of Company (1)                  Ticker       Amounts    Trading Market
                                        -------------------                  ------       -------    --------------
                                        Akamai Technologies Inc.             AKAM               3    NASDAQ
                                        BEA Systems, Inc.                    BEAS              10    NASDAQ
                                        BroadVision, Inc.                    BVSN               9    NASDAQ
                                        E.piphany, Inc.                      EPNY             1.5    NASDAQ
                                        InfoSpace, Inc.                      INSP               8    NASDAQ
                                        Inktomi Corporation                  INKT               4    NASDAQ
                                        InterNAP Network
                                             Services Corporation            INAP               5    NASDAQ
                                        Kana Software, Inc. (2)              KANA               0.2  NASDAQ
                                        NaviSite, Inc.                       NAVI               2    NASDAQ
                                        Openwave Systems Inc.                OPWV           3.221    NASDAQ
                                        Portal Software, Inc.                PRSF               6    NASDAQ
                                        RealNetworks, Inc.                   RNWK               6    NASDAQ
                                        VeriSign, Inc.                       VRSN            6.15    NASDAQ
                                        Vignette Corporation                 VIGN               6    NASDAQ
                                        Vitria Technology, Inc.              VITR               4    NASDAQ


                                        ---------------------

                                        (1) On January 22, 2002,
                                        Usinternetworking, Inc. was delisted
                                        from trading on the Nasdaq National
                                        Market System. As set forth in the
                                        prospectus, because Usinternetworking
                                        was not listed for trading on another
                                        U.S. national securities exchange within five business days from the date of delisting, the shares of
                                        Usinternetworking were distributed. As a result, Usinternetworking is no longer represented in Internet Infrastructure HOLDRS.

                                        (2) On June 29, 2001, Kana
                                        Communications, Inc. changed its name to Kana Software, Inc. Kana Software announced a 1 for 10 reverse stock split on December 13, 2001. Kana Software began trading on a split-adjusted basis on December 17, 2001. As of December 18, 2001, the share amount of Kana Software represented by a round-lot of Internet Infrastructure HOLDRS is 0.2.

                                        The companies whose common stocks were
                                        included in the Internet Infrastructure
                                        HOLDRS at the time Internet
                                        Infrastructure HOLDRS were originally
                                        issued were generally considered to be
                                        among the 20 largest and most liquid
                                        companies involved in the Internet
                                        infrastructure segment of the Internet
                                        industry, as measured by market
                                        capitalization and trading volume on
                                        February 7, 2000. The market
                                        capitalization of a company was
                                        determined by
                                        multiplying the market price of its
                                        common stock by the number of
                                        outstanding shares of its common stock.

                                        The trust only will issue and cancel,
                                        and you only may obtain, hold, trade or
                                        surrender, Internet Infrastructure
                                        HOLDRS in a round-lot of 100 Internet
                                        Infrastructure HOLDRS and round-lot
                                        multiples. The trust will only issue
                                        Internet Infrastructure HOLDRS upon the
                                        deposit of the whole shares represented
                                        by a round-lot of 100 Internet
                                        Infrastructure HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Internet Infrastructure HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet Infrastructure HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet Infrastructure HOLDRS.

                                        The number of outstanding Internet
                                        Infrastructure HOLDRS will increase and
                                        decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Internet
                                        Infrastructure HOLDRS on a continuous
                                        basis when an investor deposits the
                                        required number of shares of common
                                        stock with the trustee.

Purchases........................       You may acquire Internet Infrastructure
                                        HOLDRS in two ways:

                                        o   through an in-kind deposit of the
                                            required number of shares of common
                                            stock of the underlying issuers with
                                            the trustee, or

                                        o   through a cash purchase in the
                                            secondary trading market.

Issuance and cancellation fees...       If you wish to create Internet
                                        Infrastructure HOLDRS by delivering to
                                        the trust the requisite shares of common stock represented by a round-lot of 100
                                        Internet Infrastructure HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Internet Infrastructure
                                        HOLDRS. If you wish to cancel your
                                        Internet Infrastructure HOLDRS and
                                        withdraw your underlying securities, The
                                        Bank of New York as trustee will charge
                                        you a cancellation fee of up to $10.00
                                        for each round-lot of 100 Internet
                                        Infrastructure HOLDRS.

Commissions......................       If you choose to deposit underlying
                                        securities in order to receive Internet
                                        Infrastructure HOLDRS, you will be
                                        responsible for paying any sales
                                        commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee, described above.

Custody fees.....................       The Bank of New York, as trustee and as
                                        custodian, will charge you a quarterly
                                        custody fee of $2.00 for each round-lot
                                        of 100 Internet Infrastructure HOLDRS,
                                        to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Internet Infrastructure HOLDRS, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Internet
Infrastructure HOLDRS............       You have the right to withdraw the
                                        underlying securities upon request by
                                        delivering a round-lot or integral
                                        multiple of a round-lot of Internet
                                        Infrastructure HOLDRS to the trustee,
                                        during the trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Internet
                                        Infrastructure HOLDRS would otherwise
                                        require the delivery of a fractional
                                        share, the trustee will sell the
                                        fractional share in the market and the
                                        trust, in turn, will deliver cash in
                                        lieu of such fractional share. Except
                                        with respect to the right to vote for
                                        dissolution of the trust, the Internet
                                        Infrastructure HOLDRS themselves will
                                        not have voting rights.

Rights relating to the underlying
securities.......................       Internet Infrastructure HOLDRS
                                        represents your beneficial ownership of
                                        the underlying securities. Owners of
                                        Internet Infrastructure HOLDRS have the
                                        same rights and privileges as if they
                                        owned the underlying securities
                                        beneficially outside of Internet
                                        Infrastructure HOLDRS. These include the right to instruct the trustee to vote the underlying securities or you may attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge
                                        Internet Infrastructure HOLDRS and the
                                        right to surrender Internet
                                        Infrastructure HOLDRS to receive the
                                        underlying securities. Internet
                                        Infrastructure HOLDRS does not change
                                        your beneficial ownership in the
                                        underlying securities under United
                                        States federal securities laws,
                                        including sections 13(d) and 16(a) of
                                        the Exchange Act. As a result, you have
                                        the same obligations to file insider
                                        trading reports that you would have if
                                        you held the underlying securities
                                        outside of Internet Infrastructure
                                        HOLDRS. However, due to the nature of
                                        Internet Infrastructure HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Internet Infrastructure
                                        HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

                                        A holder of Internet Infrastructure
                                        HOLDRS is not a registered owner of the
                                        underlying securities. In order to
                                        become a registered owner, a holder of
                                        Internet Infrastructure HOLDRS would
                                        need to surrender their Internet
                                        Infrastructure HOLDRS, pay the
                                        applicable fees and expenses, receive
                                        all of the underlying securities and
                                        follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

                                        You retain the right to receive any
                                        reports and communications that the
                                        issuers of underlying securities are
                                        required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Internet Infrastructure HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Internet Infrastructure HOLDRS in "street name" through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underling securities other than in accordance with your instructions.

                                        The depositary trust agreement entitles
                                        you to receive, subject to certain
                                        limitations and net of any fees and
                                        expenses of the trustee, any
                                        distributions of cash (including
                                        dividends), securities or property made
                                        with respect to the underlying
                                        securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National

                                        Market System or the distributed
                                        securities have a Standard & Poor's
                                        sector classification that is different
                                        from the sector classifications
                                        represented in the Internet
                                        Infrastructure HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be made available to you, and may be disposed of or may lapse.

                                        There may be a delay between the time
                                        any cash or other distribution is
                                        received by the trustee with respect to
                                        the underlying securities and the time
                                        such cash or other distributions are
                                        distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Internet Infrastructure HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                                        If you wish to participate in a tender
                                        offer for any of the underlying
                                        securities, or any form of stock
                                        repurchase program by an issuer of an
                                        underlying security, you must surrender
                                        your Internet Infrastructure HOLDRS (and
                                        pay the applicable fees and expenses)
                                        and receive all of your underlying
                                        securities in exchange for your Internet
                                        Infrastructure HOLDRS. For specific
                                        information about obtaining your
                                        underlying securities, you should read
                                        the discussion under the caption
                                        "Description of the Depositary Trust
                                        Agreement--Withdrawal of underlying
                                        securities."
Ownership rights in fractional
shares in the underlying
securities.......................       As a result of distributions of
                                        securities by companies included in the
                                        Internet Infrastructure HOLDRS or other
                                        corporate events, such as mergers, an
                                        Internet Infrastructure HOLDR may
                                        represent an interest in a fractional
                                        share of an underlying security. You are entitled to receive distributions proportionate to your fractional shares.

                                        In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Internet Infrastructure HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 Internet
                                        Infrastructure HOLDRS are outstanding
                                        and each Internet Infrastructure HOLDR
                                        represents 1.75 shares of an underlying
                                        security, there will be 175,001.75 votes of the underlying security represented by Internet Infrastructure HOLDRS. If 50,000 holders of Internet
                                        Infrastructure HOLDRS vote their
                                        underlying securities "yes" and 50,001
                                        vote "no", there will be 87,500
                                        affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events............       The depositary trust agreement provides
                                        for the automatic distribution of
                                        underlying securities from the Internet
                                        Infrastructure HOLDRS to you in the
                                        following four circumstances:

                                        A.  If an issuer of underlying
                                            securities no longer has a class of
                                            common stock registered under
                                            section 12 of the Securities
                                            Exchange Act of 1934, then its
                                            securities will no longer be an
                                            underlying security and the trustee
                                            will distribute the shares of that
                                            company to the owners of the
                                            Internet Infrastructure HOLDRS.

                                        B.  If the SEC finds that an issuer of
                                            underlying securities should be
                                            registered as an investment company
                                            under the Investment Company Act of
                                            1940, and the trustee has actual
                                            knowledge of the SEC finding, then
                                            the trustee will distribute the
                                            shares of that company to the owners
                                            of the Internet Infrastructure
                                            HOLDRS.

                                        C.  If the underlying securities of an
                                            issuer cease to be outstanding as a
                                            result of a merger, consolidation,
                                            corporate combination or other
                                            event, the trustee will distribute
                                            the consideration paid by and
                                            received from the acquiring company
                                            or the securities received in
                                            exchange for the securities of the
                                            underlying issuer whose securities
                                            cease to be outstanding to the
                                            beneficial owners of Internet
                                            Infrastructure HOLDRS, only if the
                                            Standard & Poor's sector
                                            classification of the securities
                                            received as consideration is
                                            different from the sector
                                            classifications represented in the
                                            Internet Infrastructure HOLDRS at
                                            the time of the distribution or
                                            exchange or if the securities
                                            received are not listed for trading
                                            on a U.S. national securities
                                            exchange or through the Nasdaq
                                            National Market System. In any other
                                            case, the additional securities
                                            received will be deposited into the
                                            trust.

                                        D.  If an issuer's underlying securities
                                            are delisted from trading on a U.S.
                                            national securities exchange or
                                            through the Nasdaq National Market
                                            System and are not listed for
                                            trading on another U.S. national
                                            securities exchange or through the
                                            Nasdaq National Market System within
                                            five business days from the date the
                                            securities are delisted.

                                        To the extent a distribution of
                                        underlying securities from the Internet
                                        Infrastructure HOLDRS is required as a
                                        result of a reconstitution event, the
                                        trustee will deliver the underlying
                                        security to you as promptly as
                                        practicable after the date that the
                                        trustee has knowledge of the occurrence
                                        of a reconstitution event.

                                        In addition, securities of a new company will be added to the Internet
                                        Infrastructure HOLDRS, as a result of a
                                        distribution of securities by an
                                        underlying issuer, where a corporate
                                        event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received (1) have a Standard & Poor's sector classification that is different from the sector classification of any other security then included in the Internet Infrastructure HOLDRS or (2) are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

                                        It is anticipated, as a result of the
                                        broadly defined Standard & Poor's sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in Internet Infrastructure HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Internet Infrastructure HOLDRS will be distributed from the Internet Infrastructure HOLDRS to you.

Standard & Poor's sector
classifications..................       Standard & Poor's Corporation is an
                                        independent source of market information that, among other things, classifies the securities of public companies into various sector classifications based on its own criteria. There are 11 Standard
                                        & Poor's sector classifications and each class of publicly traded securities of a company are each given only one sector classification. The securities included in the Internet Infrastructure HOLDRS are currently represented in the
                                        Technology sector. The Standard & Poor's sector classifications of the securities included in the Internet Infrastructure
                                        HOLDRS may change over time if the
                                        companies that issued these securities
                                        change their focus of operations or if
                                        Standard & Poor's alters the criteria it uses to determine sector classifications, or both.

Termination events...............       A.  The Internet Infrastructure HOLDRS
                                            are delisted from the American Stock
                                            Exchange and are not listed for
                                            trading on another U.S. national
                                            securities exchange or through the
                                            Nasdaq National Market System within
                                            five business days from the date the
                                            Internet Infrastructure HOLDRS are
                                            delisted.

                                        B.  The trustee resigns and no successor
                                            trustee is appointed within 60 days
                                            from the date the trustee provides
                                            notice to Merrill Lynch, Pierce,
                                            Fenner & Smith Incorporated, as
                                            initial depositor, of its intent to
                                            resign.

                                        C.  75% of beneficial owners of
                                            outstanding Internet Infrastructure
                                            HOLDRS vote to dissolve and
                                            liquidate the trust.

                                        If a termination event occurs, the
                                        trustee will distribute the underlying
                                        securities as promptly as practicable
                                        after the termination event.

                                        Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Internet Infrastructure HOLDRS surrendered, along with any taxes or other governmental charges, if any.

United States Federal income
tax consequences..................      The United States federal income tax
                                        laws will treat a U.S. holder of
                                        Internet Infrastructure HOLDRS as
                                        directly owning the underlying
                                        securities. The Internet Infrastructure
                                        HOLDRS themselves will not result in any United States federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing..........................       The Internet Infrastructure HOLDRS are
                                        listed on the American Stock Exchange
                                        under the symbol "IIH." On March 6,
                                        2002, the last reported sale price of
                                        the Internet Infrastructure HOLDRS on
                                        the American Stock Exchange was $5.25.


Trading..........................       Investors are only able to acquire,
                                        hold, transfer and surrender a round-lot of 100 Internet Infrastructure HOLDRS.
                                        Bid and ask prices, however, are quoted
                                        per single Internet Infrastructure
                                        HOLDRS.

Clearance and settlement.........       Internet Infrastructure HOLDRS have been
                                        issued in book-entry form. Internet
                                        Infrastructure HOLDRS are evidenced by
                                        one or more global certificates that the trustee has deposited with The
                                        Depository Trust Company, referred to
                                        as DTC. Transfers within DTC
                                        will be in accordance with DTC's usual
                                        rules and operating procedures. For
                                        further information see "Description of
                                        Internet Infrastructure HOLDRS."

                                    THE TRUST

         General. This discussion highlights information about the Internet Infrastructure HOLDRS trust. You should read this information, information about the depositary trust agreement, as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase Internet Infrastructure HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

         The Internet Infrastructure HOLDRS trust. The trust was formed pursuant to the depositary trust agreement, dated as of February 18, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Internet Infrastructure HOLDRS trust is not a registered investment company under the Investment Company Act of 1940.

         The Internet Infrastructure HOLDRS trust is intended to hold deposited shares for the benefit of owners of Internet Infrastructure HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                  DESCRIPTION OF INTERNET INFRASTRUCTURE HOLDRS

         The trust has issued Internet Infrastructure HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Internet Infrastructure HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

         You may only acquire, hold, trade and surrender Internet Infrastructure HOLDRS in a round-lot of 100 Internet Infrastructure HOLDRS and round-lot multiples. The trust will only issue Internet Infrastructure HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Internet Infrastructure HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Internet Infrastructure HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet Infrastructure HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet Infrastructure HOLDRS.

         Internet Infrastructure HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Internet Infrastructure HOLDRS--The Internet Infrastructure HOLDRS."

         Beneficial owners of Internet Infrastructure HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Internet Infrastructure HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Internet Infrastructure HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16 (a) of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

         The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Internet Infrastructure HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Internet Infrastructure HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Internet Infrastructure HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

         Internet Infrastructure HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Internet Infrastructure HOLDRS are available only in book-entry form. Owners of Internet Infrastructure HOLDRS hold their Internet Infrastructure HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of selection, were involved in various segments of the Internet infrastructure segment of the Internet industry and whose common stock is registered under section 12 of the Exchange Act. The issuers of the underlying securities were, as of the time of selection, among the largest capitalized and most liquid companies involved in the Internet infrastructure segment of the Internet industry as measured by market capitalization and trading volume.

         The Internet Infrastructure HOLDRS may no longer consist of securities issued by companies involved in the Internet infrastructure segment. Merrill Lynch, Pierce, Fenner & Smith incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the Internet infrastructure segment of the Internet industry and will undertake to make adequate disclosure when necessary.

         Underlying securities. For a list of the underlying securities represented by Internet Infrastructure HOLDRS, please refer to "Highlights of Internet Infrastructure HOLDRS--The Internet Infrastructure HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

         No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Internet Infrastructure HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their affiliates.

         General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities, see "Annex A."

          The following table and graph set forth the composite performance of all of the 15 underlying securities currently represented by a single Internet Infrastructure HOLDRS, measured at the close of the business day on October 29, 1999, the first date when all of the underlying securities were publicly traded, and thereafter as of the end of each month through February 2002. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

1999                                   Closing Price             2001                     Closing Price
October 29......................           29.92                 January 31............       19.94
November 30.....................           43.75                 February 28...........       11.83
December 31.....................           63.64                 March 30..............        8.75
                                                                 April 30..............       11.86
2000                                                             May 31................       11.96
January 31......................           59.90                 June 29...............       11.30
February 29.....................           84.86                 July 31...............        8.73
March 31........................           58.86                 August 31.............        6.39
April 28........................           49.27                 September 28..........        5.14
May 31..........................           38.97                 October 31............        5.43
June 30.........................           52.83                 November 30...........        6.38
July 31.........................           42.91                 December 31...........        6.35
August 31.......................           50.73
September 29....................           46.58                 2002
October 31......................           35.22                 January 31............        5.90
November 30.....................           21.61                 February 28...........        4.43
December 29.....................           19.79



                                  [LINE GRAPH]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of February 18, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Internet Infrastructure HOLDRS, provides that Internet Infrastructure HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, as described below.

         The trustee. The Bank of New York serves as trustee for the Internet Infrastructure HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

         Issuance, transfer and surrender of Internet Infrastructure HOLDRS. You may create and cancel Internet Infrastructure HOLDRS only in round-lots of 100 Internet Infrastructure HOLDRS. You may create Internet Infrastructure HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Internet Infrastructure HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Internet Infrastructure HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Internet Infrastructure HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet Infrastructure HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet Infrastructure HOLDRS. Similarly, you must surrender Internet Infrastructure HOLDRS in integral multiples of 100 Internet Infrastructure HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Internet Infrastructure HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

         Voting rights. The trustee will deliver to you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

         Under the depositary trust agreement, any beneficial owner of Internet Infrastructure HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Internet Infrastructure HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Internet Infrastructure HOLDRS unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities are of a company with a Standard & Poor's sector classification that is different from the sector classifications of any other company represented in the Internet Infrastructure HOLDRS at the time of the distribution. In addition, if the issuer of the underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be made available to you through the trustee, if practicable and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act. Otherwise, if practicable, the rights will be disposed of and the proceeds provided to you by the trustee. In all other cases, the rights will lapse.

         You will be obligated to pay any tax or other charge that may become due with respect to Internet Infrastructure HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Internet Infrastructure HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Internet Infrastructure HOLDRS, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the Internet Infrastructure HOLDRS to you in the following four circumstances:

         A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Internet Infrastructure HOLDRS.

         B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Internet Infrastructure HOLDRS.

         C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Internet Infrastructure HOLDRS only if, as provided in the amendment to the depositary trust agreement, the Standard & Poor's sector classification of the securities received as consideration is different from the sector classifications represented in the Internet Infrastructure HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

         D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

         To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

         As provided in the amendment to the depositary trust agreement, securities of a new company will be added to the Internet Infrastructure HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received
(1) have a Standard & Poor's sector classification that is different from the sector classification of any other security then included in the Internet Infrastructure HOLDRS or (2) are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

         It is anticipated, as a result of the broadly defined sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in the Internet Infrastructure HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Internet Infrastructure HOLDRS will be distributed from the Internet Infrastructure HOLDRS to you.

         Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, classifies the securities of public companies into various sector classifications based on its own criteria. There are 11 Standard & Poor's sector classifications and each class of publicly traded securities of a company are given only one sector classification. The securities included in the Internet Infrastructure HOLDRS are currently represented in the Technology sector. The

Standard & Poor's sector classifications of the securities included in the Internet Infrastructure HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Withdrawal of underlying securities. You may surrender your Internet Infrastructure HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Internet Infrastructure HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Internet Infrastructure HOLDRS.

         Further issuances of Internet Infrastructure HOLDRS. The depositary trust agreement provides for further issuances of Internet Infrastructure HOLDRS on a continuous basis without your consent.

         Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Internet Infrastructure HOLDRS will surrender their Internet Infrastructure HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Internet Infrastructure HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Internet Infrastructure HOLDRS are delisted. Finally, the trust will terminate if 750 of the owners of outstanding Internet Infrastructure HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

         Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Internet Infrastructure HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Internet Infrastructure HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Internet Infrastructure HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Internet Infrastructure HOLDRS.

         Issuance and cancellation fees. If you wish to create Internet Infrastructure HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Internet Infrastructure HOLDRS. If you wish to cancel your Internet Infrastructure HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Internet Infrastructure HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

         Commissions. If you choose to create Internet Infrastructure HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee, described above.

         Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Internet Infrastructure HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Internet Infrastructure HOLDRS, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

         Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286 temporarily relocated to 1 Wall Street, New York, NY 10286.

         Governing law. The depositary trust agreement and the Internet Infrastructure HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

         Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Internet Infrastructure HOLDRS.

         The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a summary of the U.S. federal income tax consequences relating to the Internet Infrastructure HOLDRS for:

         o        a citizen or resident of the United States;

         o a corporation or partnership created or organized in the United States or under the laws of the United States;

         o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

         o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

         o        any person other than a U.S. receipt holder (a "Non-U.S.
                  receipt holder").

         This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Internet Infrastructure HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. Moreover, this summary does not address Internet Infrastructure HOLDRS held by a foreign partnership or other foreign flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the trust

         The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Internet Infrastructure HOLDRS

         A receipt holder purchasing and owning Internet Infrastructure HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Internet Infrastructure HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

     A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Internet Infrastructure HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Internet Infrastructure HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Internet Infrastructure HOLDRS. Similarly, with respect to sales of Internet Infrastructure HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Internet Infrastructure HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

         The distribution of any securities by the trust upon the surrender of Internet Infrastructure HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

         The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Internet Infrastructure HOLDRS will reduce the amount realized with respect to the underlying securities.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

         With respect to underlying securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

         If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value, determined at the spot rate on the date of the payment, regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

         Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute passive income or, in the case of some U.S. holders, financial services income. For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S, receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

         Dividends and distributions made by a foreign issuer may be subject to a withholding tax. Some foreign issuers have made arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. It is expected that holders of Internet Infrastructure HOLDRS will be able to use these arrangements to apply for a refund of withheld taxes.

         Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a passive foreign investment company (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

         o        at least 75% of its gross income is "passive income;" or

         o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

         Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

     If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Internet Infrastructure HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

         A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, it is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on underlying securities of foreign issuers, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

         With respect to dividends of both U.S. and foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

         A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

     A non-U.S receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Internet Infrastructure HOLDRS or of the underlying securities unless:

         o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

         o        in the case of any gain realized by an individual non-U.S.
                  receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

         o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

         Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S, persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

         Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at a rate of up to 30.5% on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.

         The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

         The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

         Any plan fiduciary which proposes to have a plan acquire Internet Infrastructure HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Internet Infrastructure HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

         In accordance with the depositary trust agreement, the trust issued Internet Infrastructure HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Internet Infrastructure HOLDRS. The trust delivered the initial distribution of Internet Infrastructure HOLDRS against deposit of the underlying securities in New York, New York on approximately February 29, 2000.

         Investors who purchase Internet Infrastructure HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. It also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has used, and may continue to use, this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Internet

Infrastructure HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market making sales will be made at prices related to prevailing market prices at the time of sale.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Internet Infrastructure HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                  LEGAL MATTERS

         Legal matters, including the validity of the Internet Infrastructure HOLDRS were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Internet Infrastructure HOLDRS, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Internet Infrastructure HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Internet Infrastructure HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Exchange Act.

         Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Internet Infrastructure HOLDRS. This prospectus relates only to Internet Infrastructure HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Internet Infrastructure HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Internet Infrastructure HOLDRS, have been publicly disclosed.

                                     ANNEX A

         This annex forms an integral part of the prospectus.

     The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1997, 1998, 1999, 2000, 2001 and 2002. As a result of the conversion to decimal reporting of trading prices by the markets on which the underlying securities trade, all market prices beginning from January 2001 provided in the following tables are given in decimal form. All historical market prices provided in fractions in excess of one dollar are rounded to the nearest one-sixty-fourth of a dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                        AKAMAI TECHNOLOGIES, INC. (AKAM)

         Akamai Technologies, Inc. provides software and services that help deliver the Web site content, streaming media and applications of Akamai customers to their Web site visitors. Akamai's technology is designed to improve the reliability and access speed to Web sites. Akamai's proprietary software also allows its customers to include enhanced content, such as graphics, advertisements, images and logos, software downloads and animation. Its software also manages Internet traffic patterns and delivers its customers' Internet content and applications through the most efficient route. Akamai sells its services primarily through a direct sales force that targets the most heavily used Web sites and has implemented a reselling program with Web hosting companies, system integration firms, streaming technology companies and commerce service providers.

             Closing             Closing            Closing             Closing              Closing             Closing
   1997       Price     1998      Price     1999     Price      2000      Price      2001     Price   2002        Price
   ----       -----     ----      -----     ----     -----      ----      -----      ----     -----   ----        -----
January         *     January       *     January      *      January   249 1/8    January    29.06   January      4.61
February        *     February      *     February     *      February  261 1/4    February   16.94   February     3.11
March           *     March         *     March        *      March     160 13/16  March       8.56
April           *     April         *     April        *      April      98 7/8    April       9.45
May             *     May           *     May          *      May        66 3/4    May        10.33
June            *     June          *     June         *      June      118 3/4    June        9.18
July            *     July          *     July         *      July       78 55/64  July        7.75
August          *     August        *     August       *      August     75 9/16   August      4.21
September       *     September     *     September    *      September  52 33/64  September   2.91
October         *     October       *     October   145 3/16  October    51        October     3.16
November        *     November      *     November  237       November   28 3/4    November    5.76
December        *     December      *     December  327 3/8   December   21 1/16   December    5.94

         The closing price on March 6, 2002 was $4.32.

                            BEA SYSTEMS, INC. (BEAS)

         BEA Systems, Inc. develops software for companies to use in their electronic commerce activities. BEA's software allows companies to enhance their Web site content and functionality, and to integrate their electronic commerce activities with their existing operations. BEA's products are used in electronic billing services, customer service, securities trading, Web-based banking, electronic fund transfers, ATM networks, travel reservations and Internet sales. BEA uses its own direct sales force as well as vendors and system integration companies to market and sell its products.

              Closing              Closing             Closing             Closing             Closing             Closing
1997           Price    1998        Price    1999       Price    2000       Price    2001       Price   2002        Price
----           -----    ----        -----    ----       -----    ----       -----    ----       -----   ----        -----
January          *      January    4  59/64  January   3 29/64   January   37 11/16  January    65.94   January      18.13
February         *      February   6  23/32  February  4 9/32    February  63 9/32   February   38.38   February     12.17
March            *      March      7  1/32   March     3 29/32   March     36 11/16  March      29.38
April         1  1/2    April      5  9/16   April     3 25/32   April     48 1/4    April      40.85
May           3  5/16   May        5  1/64   May       5 3/32    May       36 1/8    May        35.88
June          4  9/16   June       5  47/64  June      7 9/64    June      49 7/16   June       30.71
July          4  27/32  July       4  29/32  July      6 1/8     July      43 1/16   July       22.05
August        4  19/32  August     4  13/16  August    6 1/32    August    68 1/16   August     16.17
September     4  15/32  September  5  13/32  September 8 53/64   September 77 7/8    September   9.59
October       3  3/8    October    4  29/32  October   11 13/32  October   71 3/4    October    12.14
November      3  19/32  November   3         November  20 5/16   November  58 9/16   November   16.79
December      4  21/64  December   3  1/16   December  34 31/32  December  67 5/16   December   15.40


         The closing price on March 6, 2002 was $14.48.

                            BROADVISION, INC. (BVSN)

         BroadVision, Inc. develops and markets software which allows companies to establish relationships directly with their customers, suppliers, partners, distributors and employees using the Internet. BroadVision's software is intended to facilitate electronic commerce, online customer service and support and online financial services. Its software enables companies to personalize and tailor their Web site to a specific customer's business and personal needs. BroadVision markets and sells its products through its own direct sales force and through a channel of distributors, resellers and application service providers.

             Closing            Closing              Closing            Closing              Closing            Closing
1997          Price   1998       Price    1999        Price   2000       Price    2001        Price   2002       Price
----          -----   ----       -----    ----        -----   ----       -----    ----        -----   ----       -----
January       31/32   January      7/8    January    4 21/32  January   42 7/16   January     13.44   January    2.27
February        1     February   1 13/32  February   4 63/64  February  84 3/16   February     7.25   February   1.91
March         15/16   March      1 63/64  March      6 41/64  March     44 7/8    March        5.34
April         19/32   April      2 1/16   April      6 29/64  April     43 15/16  April        6.39
May           13/16   May        1 49/64  May        5 25/32  May       35 13/16  May          6.31
June          47/64   June       2 21/32  June       8 3/16   June      50 13/16  June         5.00
July          43/64   July       2 9/64   July       7 3/4    July      36 3/16   July         3.42
August        37/64   August     2 5/64   August     11 1/16  August    34 1/2    August       1.29
September     49/64   September  1 11/64  September  14 25/32 September 25 11/16  September    0.91
October       25/32   October    1 43/64  October    24 35/64 October   29 3/4    October      2.04
November      55/64   November   2 61/64  November   31 1/64  November  22 5/8    November     3.01
December      23/32   December   3 9/16   December   56 11/16 December  11 13/16  December     2.74

         The closing price on March 6, 2002 was $2.11.

                             E.PIPHANY, INC. (EPNY)

         E.piphany, Inc. develops, markets and sells software designed to assist companies establish, maintain and improve customer relationships in traditional and Internet sales, marketing and distribution channels. E.piphany licenses its software to large and medium sized businesses and provides consulting, implementation and maintenance services. E.piphany software enables companies to analyze data collected from their existing software systems and from third-party data providers to better understand and interact with their customers. Companies can then use this data to design and execute marketing campaigns as well as personalize products and services. E.piphany markets its products through its own direct sales force and indirectly through agreements with third parties to resell its software.

             Closing            Closing           Closing              Closing               Closing             Closing
1997         Price   1998       Price   1999       Price    2000         Price    2001        Price   2002        Price
----         -----   ----       -----   ----       -----    ----         -----    ----        -----   ----        -----
January        *     January      *     January      *      January    158        January     39.13   January      8.75
February       *     February     *     February     *      February   219 7/8    February    16.81   February     7.95
March          *     March        *     March        *      March      133 9/16   March       11.69
April          *     April        *     April        *      April       66 1/16   April        9.08
May            *     May          *     May          *      May         78 1/8    May         12.55
June           *     June         *     June         *      June       107 3/16   June        10.16
July           *     July         *     July         *      July        93 1/16   July         8.95
August         *     August       *     August       *      August     104        August       6.44
September      *     September    *     September 48 3/4    September   77 1/16   September    4.25
October        *     October      *     October     86      October     90 1/8    October      5.90
November       *     November     *     November  169 7/16  November    39 7/32   November     7.49
December       *     December     *     December  223 1/8   December    53 15/16  December     8.71

         The closing price on March 6, 2002 was $8.79.

                             INFOSPACE, INC. (INSP)

         InfoSpace, Inc. provides commerce, information and communication infrastructure services for wireless devices, merchants and Web sites that operate on wireless, wireline and broadband platforms. InfoSpace's consumer services include unified communication services, such as device-independent email and instant messaging; information services, such as integrated directory and news information; community services, including online address books and calendars; and the ability to offer collaboration services, such as real-time document sharing. InfoSpace also offers merchant services such as online store building and technology to promote merchant services. InfoSpace's wireless services include the ability to conduct secure commerce using single click buying, integrated information services such as real-time stock quotes, and communication services such as device-independent instant messaging and e-mail. InfoSpace's distribution network consists of its own direct sales force and reseller channels.

            Closing             Closing             Closing             Closing               Closing           Closing
1997         Price    1998       Price    1999       Price    2000       Price     2001       Price   2002       Price
----         -----    ----       -----    ----       -----    ----       -----     ----       -----   ----       -----
January        *      January      *      January    7 3/16   January    70 1/16   January     5.28   January     2.07
February       *      February     *      February   6 13/16  February  108 1/2    February    3.81   February    1.35
March          *      March        *      March     11 5/64   March      72 3/32   March       2.22   March
April          *      April        *      April     17 59/64  April      71 13/16  April       4.40   April
May            *      May          *      May       11 3/4    May        43 3/8    May         3.89   May
June           *      June         *      June      11 3/4    June       55 1/4    June        3.84   June
July           *      July         *      July      11 31/64  July       33 3/4    July        2.09   July
August         *      August       *      August    11 33/64  August     39        August      1.20   August
September      *      September    *      September 10 9/32   September  30 1/4    September   1.44   September
October        *      October      *      October   13 29/32  October    20 1/8    October     1.58   October
November       *      November     *      November  25 27/64  November   10 7/8    November    2.04   November
December       *      December   4 49/64  December  53 1/2    December    8 7/32   December    2.05   December

         The closing price on March 6, 2002 was $1.74.

                           INKTOMI CORPORATION (INKT)

         Inktomi Corporation develops and markets software applications designed to enhance the performance and efficiency of large-scale networks and address the challenges posed by the increase in network users and the resulting increase in traffic volume. Inktomi's software applications currently consist of network products which attempt to increase network efficiency by reducing congestion and data access delays. Its portal services, consisting of search, shopping and directory services, are designed to enable customers to incorporate their own content and communities to enhance user loyalty and revenue opportunities. Inktomi markets its products and services internationally through its own direct sales force and has established indirect distribution channels, including resellers, system integrators and joint marketing partners.

             Closing              Closing             Closing               Closing              Closing              Closing
1997          Price   1998         Price    1999       Price    2000         Price    2001        Price    2002        Price
----          -----   ----         -----    ----       -----    ----         -----    ----        -----    ----        -----
January         *     January        *      January   35 15/16  January     99 7/16   January     16.69    January      5.97
February        *     February       *      February  31 1/16   February   137 1/8    February    11.31    February     4.37
March           *     March          *      March     42 7/8    March      195        March        6.65
April           *     April          *      April     59 7/8    April      153 15/16  April        7.33
May             *     May            *      May       51 1/2    May        111 5/8    May         10.00
June            *     June        9 15/16   June      65 3/4    June       118 1/4    June         9.59
July            *     July       14 17/32   July      54 7/32   July       107        July         4.00
August          *     August     12 1/4     August    56 11/16  August     130 3/8    August       3.96
September       *     September  18 3/16    September 60 1/4    September  114        September    2.74
October         *     October    21 5/64    October   50 23/32  October     63 7/16   October      4.25
November        *     November   33 3/32    November  64 17/32  November    26 1/16   November     4.99
December        *     December   32 11/32   December  88 3/4    December    17 7/8    December     6.71

         The closing price on March 6, 2002 was $4.95.

                  INTERNAP NETWORK SERVICES CORPORATION (INAP)

         InterNAP Network Services Corporation is a provider of Internet connectivity services targeted at businesses. InterNAP develops and markets routing infrastructure, which are products that move data to and from destinations on the Internet. InterNAP's customers are directly connected to one of InterNAP's routes which transfers data the customer receives and sends to its Web site visitors. InterNAP's routes are designed to increase the speed of data transmission by bypassing Internet congestion and reducing data loss. InterNAP markets and sells its products primarily through its own direct sales force, but is also developing indirect sales channels.

            Closing             Closing            Closing             Closing             Closing             Closing
1997         Price    1998       Price   1999       Price    2000       Price    2001       Price    2002       Price
----         -----    ----       -----   ----       -----    ----       -----    ----       -----    ----       -----
January        *      January      *     January      *      January   61 1/2    January     8.09    January     1.11
February       *      February     *     February     *      February  97        February    3.75    February    1.01
March          *      March        *     March        *      March     46        March       1.94
April          *      April        *     April        *      April     38 1/2    April       2.70
May            *      May          *     May          *      May       28 5/8    May         2.76
June           *      June         *     June         *      June      41 33/64  June        3.27
July           *      July         *     July         *      July      34 7/64   July        1.89
August         *      August       *     August       *      August    36        August      1.00
September      *      September    *     September 22 5/16   September 32 5/16   September   1.00
October        *      October      *     October   46 3/16   October   16        October     0.82
November       *      November     *     November  47 1/8    November  11        November    1.12
December       *      December     *     December  86 1/2    December   7 1/4    December    1.16

         The closing price on March 6, 2002 was $1.05.

                           KANA SOFTWARE, INC. (KANA)

         Kana Software, Inc. develops and markets communications and relationship management software products and services for Internet businesses. Its products include applications to assist businesses with customer service, commerce and direct marketing. Its services include offering its application products on a hosted basis, in addition to professional consulting services. Kana offers its products on a licensed and hosted basis. Kana markets its products and services through its own direct sales force in the United States, Europe, Australia and Japan, as well as through its telemarketing representatives, resellers and sales alliances.

           Closing              Closing              Closing              Closing                Closing              Closing
1997        Price   1998         Price    1999        Price    2000        Price       2001       Price   2002         Price
----        -----   ----         -----    ----        -----    ----        -----       ----       -----   ----         -----
January       *     January        *      January       *      January    1,219 11/16  January    73.13   January      18.25
February      *     February       *      February      *      February   1,425        February   30.63   February     12.12
March         *     March          *      March         *      March      680          March      19.38
April         *     April          *      April         *      April      425 5/8      April      12.60
May           *     May            *      May           *      May        448 4/8      May        20.70
June          *     June           *      June          *      June       618 3/4      June       20.40
July          *     July           *      July          *      July       367 1/2      July       17.40
August        *     August         *      August        *      August     401 1/4      August      8.50
September     *     September      *      September  249 3/8   September  222 1/2      September   3.60
October       *     October        *      October    420 5/8   October    235          October     8.80
November      *     November       *      November   735       November   126 1/4      November   18.00
December      *     December       *      December   1,025     December   115          December   19.46

         The closing price on March 6, 2002 was $15.50.

                              NAVISITE, INC. (NAVI)

         NaviSite, Inc. offers Web site and Internet application hosting and management services to its customers to manage the creation, configuration, hosting, management and support of its customers' Web sites. NaviSite also provides its customers with access to its own data centers which provide direct connections to the Internet, and which can increase the reliability and speed of data transfer to and from customers' Web sites. NaviSite markets its services through its own direct sales force and customer referrals based on industry relationships.

            Closing             Closing            Closing             Closing              Closing             Closing
1997         Price    1998       Price   1999       Price    2000       Price     2001       Price    2002       Price
----         -----    ----       -----   ----       -----    ----       -----     ----       -----    ----       -----
January        *      January      *     January      *      January   51 7/16    January     3.56    January     0.26
February       *      February     *     February     *      February  94 1/4     February    1.91    February    0.25
March          *      March        *     March        *      March     60 7/8     March       1.50
April          *      April        *     April        *      April     46 7/16    April       1.82
May            *      May          *     May          *      May       43 3/8     May         1.86
June           *      June         *     June         *      June      41 13/16   June        1.45
July           *      July         *     July         *      July      40 9/16    July        0.75
August         *      August       *     August       *      August    48 1/8     August      0.40
September      *      September    *     September    *      September 26 15/16   September   0.19
October        *      October      *     October   23 1/2    October   10 3/16    October     0.41
November       *      November     *     November  26 1/2    November   2 1/2     November    0.39
December       *      December     *     December  50        December   2 11/32   December    0.36

         The closing price on March 6, 2002 was $0.30.

                          OPENWAVE SYSTEMS, INC. (OPWV)

         Openwave Systems, Inc. develops and sells infrastructure and application software products designed to enable the delivery of e-mail, voicemail, unified messaging, directory and wireless Internet access for Internet protocol-based networks. Openwave provides software, applications and services that enable the delivery of Internet-based information and voice services to mass-market wireless telephones as well as mass-market wireline devices. Openwave provides these services to communications service providers, including wireless and wireline carriers, Internet service providers, portals and broadband service providers. Openwave sells its products through its own direct sales force and through the use of third-party resellers.

            Closing            Closing             Closing                Closing            Closing            Closing
1997         Price    1998      Price   1999        Price      2000        Price    2001      Price   2002       Price
----         -----    ----      -----   ----        -----      ----        -----    ----      -----   ----       -----
January        *      January     *     January       *        January   110        January    69.25  January     6.47
February       *      February    *     February      *        February  139 5/8    February   36.84  February    5.59
March          *      March       *     March         *        March     163 1/8    March      19.84
April          *      April       *     April         *        April      84        April      34.61
May            *      May         *     May           *        May        69 15/16  May        38.33
June           *      June        *     June       28          June       65 1/8    June       34.70
July           *      July        *     July       31  3/32    July       79 7/8    July       25.56
August         *      August      *     August     59  1/16    August     92 7/16   August     16.04
September      *      September   *     September  75  3/4     September 113 5/8    September  12.75
October        *      October     *     October   102  3/4     October    92 9/16   October     7.73
November       *      November    *     November  145          November   45 5/8    November   10.95
December       *      December    *     December  115  15/16   December   47 15/16  December    9.79

         The closing price on March 6, 2002 was $7.42.

                          PORTAL SOFTWARE, INC. (PRSF)

         Portal Software, Inc. develops and markets customer management and billing software for businesses that provide Internet-based services. Portal's software is designed to allow a business to perform accounting, reporting and marketing activities. Its software can provide services on a "real-time" basis for such activities as account creation, user authentication and authorization, pricing, billing and customer service. Its customers include Internet service providers, online businesses and online divisions of telecommunications carriers. Portal markets and sells its products through a combination of its direct sales force and distribution partners.

            Closing             Closing            Closing             Closing             Closing            Closing
1997         Price    1998       Price   1999       Price    2000        Price    2001      Price   2002       Price
----         -----    ----       -----   ----       -----    ----        -----    ----      -----   ----       -----
January        *      January      *     January      *      January    49 5/8    January   13.00   January     2.20
February       *      February     *     February     *      February   75 1/8    February   7.16   February    1.53
March          *      March        *     March        *      March      56 15/16  March      8.44
April          *      April        *     April        *      April      45 7/8    April      8.80
May            *      May          *     May       24 9/16   May        40 1/4    May        5.34
June           *      June         *     June      23 5/32   June       63 7/8    June       4.13
July           *      July         *     July      20 59/64  July       50 23/64  July       2.70
August         *      August       *     August    23 17/32  August     55 1/4    August     1.86
September      *      September    *     September 19 3/8    September  40        September  1.49
October        *      October      *     October   32 11/16  October    35 3/16   October    1.90
November       *      November     *     November  58 17/32  November    6 3/8    November   1.90
December       *      December     *     December  51 7/16   December    7 27/32  December   2.08

         The closing price on March 6, 2002 was $1.90.

                            REALNETWORKS, INC. (RNWK)

         RealNetworks, Inc. develops and markets software products and services designed to enable users of personal computers and digital devices to send and receive multi-media content, including audio, video, text and animation, over the Internet and on private networks. RealNetworks' RealSystem G2 provides technology to allow Web sites to broadcast live and recorded audio, video and other multi-media programming simultaneously to a large number of users over Internet connections. Consumers, using the RealPlayer G2, are able to view and listen to content from Web sites that use Real Networks technology. RealNetworks also provides a digital music management system that is designated to allow consumers to acquire, record, store, organize and play their personal music collections on personal computers and digital playback devices. RealNetworks offers the basic versions of its products to consumers for free and sells the premium versions of its products. It derives revenues from software license fees, service fees and advertising. RealNetworks markets its products and services directly through the Internet, where substantially all of its products can be purchased and delivered from its Web site, through its own sales force and indirectly through value-added resellers and other distributors.

            Closing             Closing              Closing             Closing               Closing             Closing
1997         Price    1998       Price     1999       Price    2000       Price      2001       Price    2002       Price
----         -----    ----       -----     ----       -----    ----       -----      ----       -----    ----       -----
January        *      January    3 3/4     January   17 45/64  January    78 19/32   January     10.19   January     6.51
February       *      February   3 3/4     February  17 17/32  February   70 5/16    February     7.19   February    5.45
March          *      March      7 1/4     March     30 35/64  March      56 15/16   March        7.06
April          *      April      8 31/64   April     55 3/8    April      47 5/8     April        9.20
May            *      May        5 25/32   May       35 7/16   May        36 5/16    May         11.01
June           *      June       9 21/64   June      34 7/16   June       50 9/16    June        11.75
July           *      July       7 27/64   July      38 5/32   July       42 7/16    July         7.02
August         *      August     4 15/16   August    40 7/8    August     48 11/16   August       7.22
September      *      September  8 43/64   September 52 9/32   September  39 3/4     September    4.86
October        *      October    8 27/64   October   54 27/32  October    20 39/64   October      5.67
November    3 27/32   November   9 1/2     November  69 3/4    November   12 7/16    November     6.58
December    3 15/32   December   8 31/32   December  60 5/32   December    8 11/16   December     5.94

         The closing price on March 6, 2002 was $6.62.



                              VERISIGN, INC. (VRSN)

         VeriSign, Inc. provides Internet-based services used by Web sites, businesses and consumers to conduct secure communications and transactions over wired and wireless Internet protocol networks. VeriSign offers services in the areas of Web identity, authentication and payment services. Organizations that provide large-scale electronic commerce services, communications and other information services over the Internet may offer these security services to consumers to attract users. VeriSign markets its services directly through its Web site, direct sales force, telephone sales, system integrators, value-added resellers and affiliates.

             Closing             Closing                Closing               Closing                Closing            Closing
1997          Price   1998        Price     1999         Price    2000         Price      2001        Price   2002       Price
----          -----   ----        -----     ----         -----    ----         -----      ----        -----   ----       -----
January         *     January     6 3/8     January     23 13/16  January     161 3/8     January     73.50   January     30.86
February        *     February    7 5/32    February    24 1/2    February    253         February    47.69   February    23.73
March           *     March       11        March       38 1/2    March       149 1/2     March       35.44
April           *     April       9 9/32    April       28 3/4    April       139 3/8     April       51.28
May             *     May         7 63/64   May         29 5/8    May         135 3/8     May         56.50
June            *     June        9 11/32   June        43 1/8    June        176 1/2     June        60.01
July            *     July        7 3/4     July        37 1/16   July        158 11/16   July        54.61
August          *     August      7 3/32    August      54 5/32   August      198 7/8     August      41.05
September       *     September   6 13/16   September   53 1/4    September   202 9/16    September   41.90
October         *     October     7 3/64    October     61 3/4    October     132         October     38.71
November        *     November    10 1/32   November    92 29/32  November     86 11/16   November    37.36
December        *     December    14 25/32  December   190 5/8    December     74 3/16    December    38.04

         The closing price on March 6, 2002 was $28.65.

                           VIGNETTE CORPORATION (VIGN)

         Vignette Corporation develops and markets software products and services that are designed to enable Internet companies to develop and manage online customer relationships, attract, engage and retain their customers, partners and suppliers online. Vignette's products and services are intended to enable its clients to personalize and customize interaction across multiple communication channels. Vignette also has products that are designed to provide customers the ability to measure the return on investment of all their online relationships and initiatives. Vignette primarily markets its products through its own direct sales force.

             Closing             Closing              Closing               Closing              Closing            Closing
1997          Price   1998        Price   1999         Price    2000         Price    2001        Price   2002       Price
----          -----   ----        -----   ----         -----    ----         -----    ----        -----   ----       -----
January         *     January       *     January        *      January     65        January      8.31   January     3.72
February        *     February      *     February     9 3/64   February    76 53/64  February     6.16   February    2.80
March           *     March         *     March       12 35/64  March       53 27/64  March        6.44
April           *     April         *     April       15 53/64  April       48 3/16   April        6.70
May             *     May           *     May          9 7/8    May         27 9/16   May          8.18
June            *     June          *     June        12 1/2    June        52 1/32   June         8.87
July            *     July          *     July        10 43/64  July        33 7/8    July         7.94
August          *     August        *     August      11 19/64  August      38 1/8    August       6.83
September       *     September     *     September   15 5/64   September   29 7/8    September    3.54
October         *     October       *     October     26 21/64  October     29 13/16  October      4.68
November        *     November      *     November    34 31/64  November    15 3/4    November     5.41
December        *     December      *     December    54 21/64  December    18        December     5.37

         The closing price on March 6, 2002 was $3.13.



                         VITRIA TECHNOLOGY, INC. (VITR)

         Vitria Technology, Inc. provides software for conducting business and electronic commerce over the Internet. Vitria's product, BusinessWare, is designed to enable companies to automate business processes and integrate the underlying information technology systems and to enable incompatible information technology systems to exchange information over corporate networks and the Internet automatically, without human intervention. The BusinessWare technology allows companies to monitor inefficiencies in online business transactions, and it can adapt to changes in business conditions. Vitria licenses its product and sells its services throughout the world primarily through its own direct sales force. Vitria also uses system integrators, technology vendors and value-added resellers to market and sell its software.

            Closing             Closing            Closing             Closing              Closing             Closing
1997         Price    1998       Price   1999       Price    2000       Price     2001       Price    2002       Price
----         -----    ----       -----   ----       -----    ----       -----     ----       -----    ----       -----
January        *      January      *     January      *      January   49         January     8.19    January     6.53
February       *      February     *     February     *      February  94 5/16    February    4.69    February    4.70
March          *      March        *     March        *      March     50 13/32   March       3.81
April          *      April        *     April        *      April     36 15/16   April       4.80
May            *      May          *     May          *      May       35         May         5.03
June           *      June         *     June         *      June      61 1/8     June        3.44
July           *      July         *     July         *      July      47 1/4     July        3.57
August         *      August       *     August       *      August    47         August      2.76
September      *      September    *     September  9 3/16   September 46 5/8     September   2.05
October        *      October      *     October   16 31/64  October   26 7/8     October     3.04
November       *      November     *     November  24 61/64  November  15 5/8     November    4.90
December       *      December     *     December  58 1/2    December   7 3/4     December    6.39

         The closing price on March 6, 2002 was $4.77.

================================================================================




                 [LOGO OF INTERNET INFRASTRUCTURE HOLDRS TRUST]


                        1,000,000,000 Depositary Receipts


                     Internet Infrastructure HOLDRSSM Trust


                                 _______________


                               P R O S P E C T U S


                                 _______________


                                March 12, 2002

================================================================================





                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.   Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.


Item 16.   Exhibits.

         See Exhibit Index.


Item 17.   Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                           (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to
                  Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on March 11, 2002.


                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                     INCORPORATED


                                         By:               *
                                             -----------------------------------
                                             Name:  John J. Fosina
                                             Title: Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated below on March 11, 2002.

                      Signature                            Title
                      ---------                            -----

                          *                   Chief Executive Officer,
        --------------------------------      Chairman of the Board and Director
                  E. Stanley O'Neal


                          *                   Director
        --------------------------------
                 George A. Schieren


                          *                   Director
        --------------------------------
                  Thomas H. Patrick


                          *                   Chief Financial Officer
        --------------------------------
                   John J. Fosina


                          *                   Controller
        --------------------------------
                  Dominic A. Carone


       *By: /s/ MITCHELL M. COX               Attorney-in-Fact
        --------------------------------
                   Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits
--------
  *4.1  Standard Terms for Depositary Trust Agreements between Merrill Lynch,
         Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on February 10, 2000 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Internet Infrastructure HOLDRS.

  *4.2 Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on November 28, 2000 as an exhibit to post-effective amendment no. 1 to the registration statement on Form S-1 for Internet Infrastructure HOLDRS.

  *5.1 Opinion of Shearman & Sterling regarding the validity of the Internet Infrastructure HOLDRS Receipts, filed on February 10, 2000 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Internet Infrastructure HOLDRS.

  *8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on February 10, 2000 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Internet Infrastructure HOLDRS.

  *24.1 Power of Attorney (included in Part II of Registration Statement), filed on February 3, 2000 as an exhibit to the registration statement filed on Form S-1 for Internet Infrastructure HOLDRS.

  *24.2 Power of Attorney of Dominic A. Carone, filed on November 28, 2000 as an exhibit to post-effective amendment no. 1 to the registration statement on Form S-1 for Internet Infrastructure HOLDRS.

   24.3 Power of Attorney of John J. Fosina, E. Stanley O'Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

__________________
* Previously filed.